Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the following Registration Statements:
(1)Registration Statement (Form S-3 No. 333-295479) and in the related Prospectuses of The Clorox Company,

(2)Registration Statement (Form S-8 No. 033-56563) pertaining to The Clorox Company Long-term Incentive Compensation Program,

(3)Registration Statement (Form S-8 No. 033-56565) pertaining to The Clorox Company 1993 Directors’ Stock Option Plan,

(4)Registration Statement (Form S-8 No. 033-41131, including post effective amendments No. 1 and No. 2), pertaining to The Clorox Company Value Sharing Plan (formerly The Clorox Company Tax Reduction Investment Plan),

(5)Registration Statement (Form S-8 No. 333-16969), pertaining to The Clorox Company Value Sharing Plan for Puerto Rico,

(6)Registration Statement (Form S-8 No. 333-29375), pertaining to The Clorox Company 1996 Stock Incentive Plan,

(7)Registration Statement (Form S-8 No. 333-44675), pertaining to The Clorox Company Independent Directors’ Stock-based Compensation Plan,

(8)Post Effective Amendment (Form S-8 No. 333-69455) to the registration statement on Form S-4, pertaining to First Brands Corporation 1989 Long Term Incentive Plan, First Brands Corporation 1994 Performance Stock Option and Incentive Plan, and First Brands Corporation Non-Employee Directors Stock Option Plan,

(9)Registration Statement (Form S-8 No. 333-86783), pertaining to Savings Plan for Employees of First Brands Corporation and Participating Subsidiaries,

(10)Registration Statement (Form S-8 No. 333-90386, including the post effective amendment No. 1), pertaining to The Clorox Company 1996 Stock Incentive Plan Amended and Restated Effective as of July 19, 2001, and

(11)Registration Statements (Form S-8 Nos. 333-131487, 333-193913, and 333-213161), pertaining to The Clorox Company 2005 Stock Incentive Plan;
of our reports dated August 7, 2026, with respect to the consolidated financial statements of The Clorox Company and the effectiveness of internal control over financial reporting of The Clorox Company included in this Annual Report (Form 10-K) of The Clorox Company for the year ended June 30, 2026.
/s/ Ernst & Young LLP
San Francisco, California

August 7, 2026